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                                                                    EXHIBIT 3.39

                                STATE OF DELAWARE

                                                                          PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                       ---------------------------------

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "SATELLITE ONE, L.L.C.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF APRIL, A.D. 2001, AT 9 O'CLOCK A.M.

                            [SEAL]   /s/ Harriet Smith Windsor
                                     ------------------------------------------
                                     HARRIET SMITH WINDSOR, SECRETARY OF STATE

3381483 8100                                             AUTHENTICATION: 1084046

010184668                                                         DATE: 04-17-01

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                            CERTIFICATE OF FORMATION

                                       OF

                              SATELLITE ONE, L.L.C.

      THIS Certificate of Formation of Satellite One, L.L.C. (the "LLC"), dated as of April 17, 2001, has been duly executed and is being filed by Donna M. McClurkin-Fletcher as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

      FIRST. The name of the limited liability company formed hereby is Satellite One, L.L.C.

      SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, NewCastle County, Delaware 19808.

      THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

                                              /s/ Donna M. McClurkin-Fletcher
                                              -------------------------------
                                              Name:  Donna M. McClurkin-Fletcher
                                              Title: Authorized Person

                                                           STATE OF DELAWARE
                                                          SECRETARY Of STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/17/2001
                                                          010184668 - 3381483